Exhibit 99.1

Align Technology	Zeno Group
Madelyn Valente	Sarah Johnson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES $200 MILLION ACCELERATED STOCK REPURCHASE AGREEMENT UNDER ITS $1 BILLION REPURCHASE PROGRAM

CEO Joe Hogan intends to personally purchase an additional $2.0 million of Align’s common stock following his prior $2 million purchase in May 2022

TEMPE, Ariz., October 31, 2022 -- Align Technology, Inc. (“Align”) (Nasdaq: ALGN) a leading global medical device company that designs, manufactures, and sells the Invisalign® system of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today announced that it has entered into a new accelerated stock repurchase agreement ("ASR") with Goldman Sachs & Co. LLC, to repurchase $200 million of Align's common stock under Align’s $1.0 billion stock repurchase program announced on May 13, 2021. In addition to the ASR, Joe Hogan, president and CEO, intends to personally purchase $2.0 million of Align’s common stock, in addition to his $2.0 million purchase in May 2022.

Under the terms of the ASR, Align will receive an initial delivery of approximately 849 thousand shares. The final number of shares to be repurchased will be based on Align's volume-weighted average stock price during the term of the ASR, less an agreed upon discount. The ASR transaction will be funded with Align's cash on hand and is expected to be completed by approximately February 1, 2023. As of September 30, 2022, Align had approximately 78.2 million shares outstanding and $1.1 billion in cash, cash equivalents, and short-term and long-term marketable securities.

As of September 30, 2022, Align has repurchased 1,321 thousand shares of its common stock with an average price of $416.39 for a total of approximately $550 million under its May 2021 $1.0 Billion Repurchase Program. After this current ASR, there will be approximately $250 million remaining available under the Program.

“I am confident in the incredible under-penetrated market opportunity for digital orthodontics and restorative dentistry and the long-term value of Align,” said Joe Hogan, president and CEO. “Regardless of the operating environment, we are committed to balancing investments to drive growth and long-term strategic priorities that will transform the practice of dentistry and strengthen our business. We will continue to invest in digital solutions and demand creation to help doctors and their patients, while working through the global macroeconomic challenges together.”

“We're pleased to announce a new $200 million accelerated stock repurchase agreement that reflects our commitment to increasing stockholder value and returning capital to our stockholders through stock repurchase programs, while simultaneously investing in our strategic growth drivers,” said John Morici, executive vice president, finance and CFO. “We are well capitalized to continue managing through these challenging market conditions with a strong balance sheet including over $1 billion in cash and investments, a healthy cash flow position, and zero long-term debt. We will continue to focus on those matters that have been central to our historically successful business strategies by managing those things within our control. This includes maintaining fiscal controls and focused delivery on our business model so that we are positioned for success once this difficult operating environment ultimately abates.”

About Align Technology, Inc.
Align Technology designs and manufactures the Invisalign® system, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 234 thousand doctor customers and is key to accessing Align’s 500 million consumer market opportunity worldwide. Over the past 25 years, Align has helped doctors treat 14 million patients with the Invisalign system and is driving the evolution in digital dentistry through the Align Digital Platform™, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign trained doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, Align Digital Platform, Smile Architect, Invisalign Go, and ClinCheck are trademarks of Align Technology, Inc.

Forward-Looking Statements

This news release contains forward-looking statements including statements regarding the expected completion date of the ASR transaction, the number of shares of common stock that will be repurchased, Align's expectation that it will finance the ASR transaction with cash on hand as well as other statements regarding the ASR, the anticipated amount and timing of purchases of stock by Align's President and CEO, management's beliefs regarding market opportunities, current and future market conditions and Align's value, and management's financial and strategic goals and Align's ability to achieve to them. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:

•macroeconomic conditions, including inflation, fluctuations in currency exchange rates, rising interest rates, market volatility, weakness in general economic conditions and recessions and the impact of efforts by central banks and federal, state and local governments to combat inflation and recession;
•customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing macroeconomic conditions, levels of employment, salaries and wages, inflationary pressure, declining consumer confidence, and the military conflict in Ukraine;
•the impact of the COVID-19 pandemic and its variants on the health and safety of our employees, customers, patients, and our suppliers, as well as the physical and economic impacts of the various recommendations, orders, and protocols issued by local and national governmental agencies in light of continual evolution of the pandemic, including any periodic reimplementation of preventative measures in various global locations;
•the economic and geopolitical ramifications of the military conflict in Ukraine, including sanctions, retaliatory sanctions, nationalism, supply chain disruptions and other consequences, any of which may or will continue to adversely impact our operations and research and development activities inside and outside of Russia;
•the timing and availability and cost of raw materials, components, products and other shipping and supply chain constraints;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•competition from existing and new competitors;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•the ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;
•declines in, or the slowing of the growth of, sales of our clear aligners and intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs, errors or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•a tougher consumer demand environment in China generally, especially for manufacturers and service providers whose headquarters or primary operations are not based in China;
•the risks relating to our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•expansion of our business and products;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel; and
•the compromise of our systems or networks, including any customer and/or patient data contained therein, for any reason.

The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Securities and Exchange Commission on February 25, 2022 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which was filed with the SEC on August 4, 2022. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.